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                                    BALDWIN & LYONS, INC.

                                    FORM 10-Q, EXHIBIT 11

                               COMPUTATION OF EARNINGS PER SHARE

                                                    THREE MONTHS ENDED
                                                          MARCH 31
                                       -----------------------------------------
                                              2004                   2003
                                       ------------------      -----------------
BASIC:
   Average number of shares
      outstanding                            14,603,536            14,554,376
                                       ==================      =================

      Net Income                            $10,899,074            $4,531,724
                                       ==================      =================

      Per share amount                            $ .75                 $ .31
                                       ==================      =================


DILUTED:
   Average number of shares
      outstanding                            14,603,536            14,554,376
   Dilutive stock options--based on
      treasury stock method using
      average market price                      211,674               101,548
                                       ------------------      -----------------

      Totals                                 14,815,210            14,655,924
                                       ==================      =================

      Net Income                            $10,899,074            $4,531,724
                                       ==================      =================

      Per share amount                            $ .74                 $ .31
                                       ==================      =================

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